UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  June 8, 2016

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of General Moly, Inc. (the “Company”) was held on June 8, 2016. The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.  Stockholders voted in accordance with the Board of Directors’ recommendations on each matter and voted to (1) elect two nominees for director; (2) approve, by advisory vote, the Company’s executive compensation; (3) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (4) approve an amendment to the General Moly, Inc. 2006 Equity Incentive Plan, as amended, as of May 2010, to increase the aggregate number of shares authorized for issuance by 5,000,000 shares.

Proposal #1  Election of two Class III members of the Board of Directors

	For	Against	Abstain	Broker Non-Votes
Bruce D. Hansen	41,772,175	2,030,360	148,130	30,566,493
Mark A. Lettes	39,396,179	4,402,826	151,660	30,566,493

Proposal #2  Advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
41,057,160	2,685,296	208,209	30,566,493

Proposal #3  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

For	Against	Abstain	Broker Non-Votes
73,862,419	240,345	414,394	—

Proposal #4  Approval of an amendment to the General Moly, Inc. 2006 Equity Incentive Plan, as amended, as of May 2010

For	Against	Abstain	Broker Non-Votes
38,631,283	5,068,680	250,702	30,566,493

Item 8.01                   Other Events

On June 10, 2016, the Company issued a press release announcing the results of the annual meeting of stockholders.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release of General Moly, Inc. dated June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: June 10, 2016	By:	/s/ Lee M. Shumway
Lee M. Shumway
Chief Financial Officer